                                                                   EXHIBIT 10.68

                              EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT ("Agreement") is effective as of December 15, 2003, between LIBBEY INC., a Delaware corporation (the "Company"), and Susan Allene Kovach ("Employee").

                                    RECITALS

      A. The Company has agreed to employ Employee in the position and at the base rate of pay set forth on Schedule 1.

      B. The Company has further agreed to provide severance benefits to Employee upon a termination of Employee's employment resulting from certain specified events.

                                     EVENTS

      In consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employee and the Company hereby agree as follows:

      1. Salary and Position. The base rate of pay and job title shown on
Schedule I are correct and in accordance with Employee's understanding.

      2. At-Will Employment. Employee's employment with the Company is not for any specified term and may be terminated by Employee or by the Company at the time for any reason, with or without cause.

      3. No Other Agreements. Employee represents and warrant that there are no written or oral agreements, understandings or assignments, compensation (including compensation upon termination), benefits, or any other term or condition of employment, except as specifically set forth herein and in Schedule II attached hereto.

      4. Entire Agreement. This Agreement and the agreements listed in Schedule II attached hereto constitute the complete agreement between Employee and the Company regarding any and all aspects of their employment relationship and supersede any and all prior written or oral agreements, understandings or commitments. Employee understands that no representative of the Company has been authorized to enter into any agreement, understanding or commitment with Employee which is inconsistent in any way with the terms of this Agreement.

      5. Prohibition Against Amendment. Employee's base salary may be modified by the Company at any time in its sole discretion. The retirement and benefit plans set forth in Schedule II attached hereto with respect to which Employee is entitled to participate in may be improved, reduced or terminated by the Company at any time in its sole discretion; provided, however, that no vested or accrued benefit shall be adversely affected. All terms set forth in this Agreement, including without limitation the terms set forth in paragraph 2 hereof, may not be modified in any way except by a written agreement signed by Employee and by an authorized representative of the Company which expressly states that intention of the parties to modify the terms of this Agreement.

      6. Severance Payment.

            (a) Upon the termination of Employee's employment as a result of Employee's electing to resign his employment without the consent of the Company or electing to retire other than at the request of the Company, no payments shall be required or made pursuant to this paragraph 6.

            (b) Upon the termination of Employee's employment by the Company for "Cause", no payments shall be required or made pursuant to this paragraph 6. "Cause" shall mean Employee's financial dishonesty, fraud in the performance of his duties, willful failure to perform assigned duties hereunder or the commission of a felony.

            (c) Upon the termination of Employee's employment by the Company for any reason other than for Cause or disability, the Company shall continue payment of Employee's annual base salary, at the rate then in effect on the date of such termination, for a period of one year after such date of termination. The Company shall give 30 days written notice of any such termination which notice shall specify the date of termination.

            (d) Upon the termination of Employee's employment as a result of the death of Employee, the Company shall continue payment of Employee's annual base salary, at the rate then in effect on the date of such termination, for a period of one year after such date of termination; provided however that such payments shall be offset by any survivor benefits, excluding life insurance proceeds, received by Employee's spouse or other designed beneficiary under the Company's plans, programs and policies paid in such one year period.

            (e) Upon the termination of Employee's employment as a result of his becoming unable to perform his duties due to a disability as established by the award of long-term disability benefits under the Company's long-term disability plan, the Company may terminate Employee's employment by giving Employee 30 days written notice of its intention to terminate. In such event, Company shall continue payment of the Employee's annual base salary, at the rate then in effect on the date of such termination, for a period of one year after such date of termination; provided, however, that such payments shall be offset by any disability benefits, excluding disability insurance proceeds, received by Employee, or his legal guardian, under the Company's plans, programs and policies paid in such one year period.

            (f) Notwithstanding anything to the contrary contained herein, upon the termination of Employee's employment for any reason, voluntarily or involuntarily, with or without Cause, Employee shall be entitled to the payments provided for hereunder and such rights as he otherwise has under the Company's restricted Stock Plan and the Company's Stock Option Plan in the circumstances of his particular termination.

      7. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

            The Company: LIBBEY INC.


             By:    /s/ Arthur H. Smith
                --------------------------------

             Its Vice President and Secretary


             Employee:  /s/ Susan Allene Kovach
                      --------------------------
                       Susan Allene Kovach